Exhibit 99.1

Purchase, New York       Telephone:  914-253-2000       www.pepsico.com

Contact:	Investor Jamie Caulfield Senior Vice President, Investor Relations	Media Jeff Dahncke Senior Manager, Media Bureau
	914-253-3035	914-253-3941
	jamie.caulfield@pepsico.com	jeff.dahncke@pepsico.com

PepsiCo Announces Launch of Russian and U.S. Tender Offers
for all Shares and ADSs of Wimm-Bill-Dann

PURCHASE, N.Y. – March 10, 2011 – PepsiCo, Inc. (NYSE: PEP) announced today the commencement of its previously announced tender offers in Russia and the United States for all outstanding ordinary shares and American Depositary Shares (ADSs) of Wimm-Bill-Dann Foods OJSC (NYSE: WBD) for 3,883.70 Russian rubles per share and 970.925 Russian rubles per ADS.  The Russian offer is being made to all holders of ordinary shares and the U.S. offer is being made to all holders of ADSs.  The U.S. offer price is equal to the Russian offer price after adjustment for the four-to-one ratio of ADSs to shares.  The U.S. offer price will be converted to U.S. dollars at the spot market conversion rates available to the ADS depositary during the conversion period and paid to tendering ADS holders using the weighted average of the conversion rates, less certain fees under the ADS depositary agreement and applicable taxes, if any.

PepsiCo was required, under Russian law, to launch the Russian offer because of its recent acquisition of approximately 77% of Wimm-Bill-Dann.

The Russian offer will expire at 6:00 p.m., Moscow time, on Thursday, May 19, 2011.  The U.S. offer is scheduled to expire at 12:00 p.m. noon, New York City time, on Monday, May 16, 2011, three business days before the Russian offer, to permit the shares underlying the tendered ADSs to be subsequently tendered into the Russian offer.

The offers are not subject to any conditions, and as a result, all shares and ADSs validly tendered and not withdrawn prior to the applicable expiration date will be accepted for payment.

After expiration of the offers, and assuming the applicable requirements are met, PepsiCo plans to cause Wimm-Bill-Dann to delist the shares from the Russian Trading System, delist the ADSs from the New York Stock Exchange, terminate the registration of the ADSs and shares under the U.S. Securities Exchange Act of 1934, as amended, and terminate the ADS deposit agreement.  In addition, if as a result of consummation of the Russian offer, PepsiCo owns shares representing more than 95% of the outstanding shares of Wimm-Bill-Dann, PepsiCo intends to purchase any Wimm-Bill-Dann shares (including shares represented by ADSs and GDSs) not owned by PepsiCo pursuant to Russian law “squeeze-out” procedures.

Holders of Global Depositary Shares (GDSs) of Wimm-Bill-Dann cannot tender GDSs into either the Russian offer or the U.S. offer.  GDS holders who wish to participate in the offers must contact Deutsche Bank Trust Company Americas, the GDS depositary, at (212) 250-9100 or +44-207-547-6500 or whichever entity issued the GDSs to holders of GDSs and which holds the underlying ordinary shares in order to convert their GDSs to ordinary shares and then tender such shares into the Russian offer.

Important Additional Information
This release is for informational purposes only and does not constitute an offer to purchase or a solicitation of an offer to sell Wimm-Bill-Dann’s securities.

In connection with the Russian offer for shares, PepsiCo has filed a mandatory tender offer document with the Russian Federal Service for the Financial Markets (FSFM).  Wimm-Bill-Dann will distribute the Russian mandatory tender offer document, together with recommendations of its board of directors and related Russian offer acceptance materials, to holders of Wimm-Bill-Dann’s shares.  Copies of the Russian offer documents will also be available by contacting Orient Capital, the information agent for the Russian offer, at +44-207-776-7574 or at the website maintained by Wimm-Bill-Dann at www.wbd.ru or the website maintained by Orient Capital at http://campaigns.orientcap.com/Pepsico-Wimm-Bill-Dann/.

In connection with the U.S. offer for ADSs, a tender offer statement and related materials have been filed by PepsiCo with the Securities and Exchange Commission (SEC) and Wimm-Bill-Dann’s solicitation/recommendation statement relating to the offer has been filed by Wimm-Bill-Dann with the SEC.  PepsiCo will mail these materials for the U.S. offer to ADS holders.  Investors and security holders will also be able to obtain a copy of these statements and other documents filed by PepsiCo and Wimm-Bill-Dann free of charge at the website maintained by the SEC at www.sec.gov. In addition, the tender offer statement, the solicitation/recommendation statement, and related materials will be available free of charge by contacting PepsiCo’s information agent for the U.S. offer, Innisfree M&A Incorporated, toll-free at (877) 750-9496 (for ADS holders in the U.S. and Canada) or (412) 232-3651 (for ADS holders in other countries).  ADS holders in the EU may also call Innisfree’s wholly-owned subsidiary, Lake Isle M&A Incorporated, free-phone at +00-800-7710-9971.

Investors and security holders are urged to carefully read the tender offer statements and any other documents relating to the Russian and U.S. offers filed by PepsiCo with the SEC and FSFM when they become available, as well as any amendments and supplements to those documents, because they will contain important information.

About PepsiCo

PepsiCo offers the world’s largest portfolio of billion-dollar food and beverage brands, including 19 different product lines that generate more than $1 billion in annual retail sales each.  Our main businesses -- Quaker, Tropicana, Gatorade, Frito-Lay, and Pepsi Cola -- also make hundreds of other enjoyable and wholesome foods and beverages that are respected household names throughout the world.  With net revenues of approximately $60 billion, PepsiCo’s people are united by our unique commitment to sustainable growth by investing in a healthier future for people and our planet, which we believe also means a more successful future for PepsiCo. We call this commitment Performance with Purpose: PepsiCo’s promise to provide a wide range of foods and beverages for local tastes; to find innovative ways to minimize our impact on the environment, including by conserving energy and water usage, and reducing packaging volume; to provide a great workplace for our associates; and to respect, support, and invest in the local communities where we operate. For more information, please visit www.pepsico.com.

Cautionary Statement Regarding Forward-Looking Statements

Statements in this communication that are “forward-looking statements” are based on currently available information, operating plans and projections about future events and trends.  They inherently involve risks and uncertainties that could cause actual results to differ materially from those predicted in such forward-looking statements.  Such risks and uncertainties include, but are not limited to: changes in demand for PepsiCo’s products, as a result of changes in consumer preferences and tastes or otherwise; damage to PepsiCo’s reputation; PepsiCo’s ability to grow its business in developing and emerging markets or unstable political conditions, civil unrest or other developments and risks in the countries where PepsiCo operates; trade consolidation or the loss of any key customer; changes in the legal and regulatory environment; PepsiCo’s ability to build and sustain proper information technology infrastructure, successfully implement its ongoing business transformation initiative or outsource certain functions effectively; unfavorable economic conditions in the countries in which PepsiCo operates; fluctuations in foreign exchange rates; PepsiCo’s ability to compete effectively; increased costs, disruption of supply or shortages of raw materials and other supplies; disruption of PepsiCo’s supply chain; climate change, or legal, regulatory or market measures to address climate change; PepsiCo’s ability to hire or retain key employees or a highly skilled and diverse workforce; failure to successfully renew collective bargaining agreements or strikes or work stoppages; and failure to successfully complete or integrate acquisitions and joint ventures into PepsiCo’s existing operations.

For additional information on these and other factors that could cause PepsiCo’s actual results to materially differ from those set forth herein, please see PepsiCo’s filings with the SEC, including its most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K.  Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made.  PepsiCo undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.